Exhibit 16.2

                                                       October 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Evolve Oncology, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 3, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ F E Hanson C.P.A.

F.E.HANSON, LTD